AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            EMPLOYEE SOLUTIONS, INC.

                                    ARTICLE I

                                     OFFICES

SECTION 1.1  Principal Office.
             -----------------

         The corporation shall maintain a principal office at its known place of business in Maricopa County, Arizona.

SECTION 1.2  Other Offices.
             --------------

         The Corporation also may have offices at such other places both within and without the State of Arizona as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 2.1  Shareholder Meetings.
             ---------------------

         (a) Time and Place of Meetings. Meetings of the shareholders shall be held at such times and places, either within or without the State of Arizona, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

         (b) Annual Meeting. The annual meeting of the shareholders shall be held when designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the shareholders and within the powers of the shareholders.

         (c) Special Meetings. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of shareholders owning at least 50% of the capital stock issued and outstanding and entitled to vote. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice of such meeting.


         (d) Notice of Meetings. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, written notice of each meeting of the shareholders shall be given not less than ten days nor more than sixty days before the date of such meeting to each shareholder entitled to vote thereat, directed to such shareholder's address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock ledger of the Corporation. When a meeting of the shareholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the shareholders at which the adjournment is taken, unless the adjournment is for more than thirty days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each shareholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the shareholders may be waived in writing either before or after such meeting and will be waived by any shareholder by such shareholder's attendance thereat in person or by proxy. Any shareholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

         (e) Quorum. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the shareholders. If a quorum shall fail to attend any meeting of the shareholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the shareholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the shareholders is sent to all shareholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the shareholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

SECTION 2.2 Determination of Shareholders Entitled to Notice and to Vote.
            -------------------------------------------------------------

         To determine the shareholders entitled to notice of any meeting of the shareholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section 7.1 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date shall be determined as of 4:00 p.m. on the day before notice is sent.

SECTION 2.3 Voting.
            -------

         (a) Except as otherwise required by law, the Articles of Incorporation or these Bylaws, each shareholder present in person or by proxy at a meeting of the shareholders shall be entitled to one vote for each full share of stock registered in the name of such shareholder at the time fixed by the Board of Directors or by law at the record date of the determination of shareholders entitled to vote at such meeting.

         (b) Every shareholder entitled to vote at a meeting of the shareholders may do so either (i) in person or (ii) by one or more agents authorized by a written proxy executed by the person or such shareholder's duly authorized agent, whether by manual signature, typewriting, telegraphic transmission or otherwise as permitted by law. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         (c) Voting may be by voice or by ballot as the presiding officer of the meeting of the shareholders shall determine. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by such shareholder's proxy, and shall state the number of shares voted.

         (d) In advance of or at any meeting of the shareholders, the Chairman of the Board or President shall appoint one or more persons as inspectors of election (the "Inspectors") to act at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting, the Inspectors shall count the ballots cast and make a written report to the secretary of such meeting of the results. Subject to the direction of the chairman of the meeting, the duties of such Inspectors may further include without limitation:
determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes of consents and determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. An Inspector need not be a shareholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or on any other questions in which such officer may be directly interested.

If there are three or more Inspectors, the determination, report or certificate of a majority of such Inspectors shall be effective as if unanimously made by all Inspectors.

SECTION 2.4  List of Shareholders.
             ---------------------

         The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the shareholders during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 2.5  Action by Consent of Shareholders.
             ----------------------------------

         A resolution in writing signed by the shareholders, representing all of those shares entitled to vote shall be deemed to be the action of the shareholders to the effect therein expressed with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the Corporation to record such resolution in the minute book of the Corporation under its proper date.

SECTION 2.6 Conduct of Meetings.
            --------------------

         The chairman of the meeting shall have full and complete authority to determine the agenda, to set the procedures and order the conduct of meetings, all as deemed appropriate by such person in his sole discretion with due regard to the orderly conduct of business.

SECTION 2.7  Notice of Agenda Matters.
             -------------------------

         If a shareholder wishes to present to the Chairman of the Board or the President an item for consideration as an agenda item for a meeting of shareholders, he must give timely notice to the Secretary of the Corporation and give a description of (i) the business desired to be brought before the meeting and (ii) all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of business by such shareholder and any material interest of such shareholder and such other person(s) in such business. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier, and provided further that any other time period necessary to comply with federal proxy solicitation rules or other regulations shall be deemed to be timely.

                                   ARTICLE III

                               BOARD OF DIRECTORS
SECTION 3.1  General Powers.
             ---------------

         Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

SECTION 3.2  Election of Directors.
             ----------------------

         (a) Number, Qualification and Term of Office. The authorized number of directors of the Corporation shall be fixed from time to time by a resolution duly adopted by a majority of the whole Board of Directors, but shall not be less than one nor more than nine. The exact number of directors shall be determined from time to time by a resolution duly adopted by a majority of the Board of Directors. Directors need not be shareholders and may succeed themselves.

         (b) Resignation. Any director may resign from the Board of Directors at any time by giving written notice to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary;
and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (c) Nomination of Directors. Candidates for director of the Corporation shall be nominated only either by:

                  (i) the Board of Directors or a committee appointed by the Board of Directors, or

                  (ii) nomination at any shareholders' meeting by or on behalf of any shareholder entitled to vote thereat; provided, that written notice of such shareholder's intent to make such nomination or nominations shall have been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation not later than (l) with respect to an election to be held at an annual meeting of the shareholders, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier, and (2) with respect to an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the fifteenth day following the date on which notice of such special meeting is first given to the shareholders entitled to vote thereat or public disclosure of the meeting date is made, whichever occurs first. Each such notice by a shareholder shall set forth: (l) the name and address of the (A)
         shareholder who intends to make the nomination and (B) person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute thereto, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the manually signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting of the shareholders may refuse to acknowledge the nominee of any person not made in compliance with the foregoing procedure.

         (d) Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the shareholders, the election, term of office, filling of vacancies, nomination, terms of removal and other features of such directorships shall be governed by the terms of the Article of the Articles of Incorporation authorizing the preferred stock and the resolution or resolutions adopted by the Board of Directors establishing such class or series adopted pursuant thereto, and such directors so elected shall not be divided into classes pursuant to the Articles of Incorporation unless expressly provided by such terms.

         (e) Vacancies. Vacancies and new directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until their successors are duly elected at the annual meeting and qualified. If no directors are in office, an election may be held as provided by statute.


SECTION 3.3 Meetings of the Board of Directors.
            -----------------------------------

         (a) Regular Meetings. Regular meetings of the Board of Directors shall be held without call at the following times:

                  (i) at such times as the Board of Directors shall from time to time by resolution determine; and

                  (ii) one-half hour prior to any special meeting of the shareholders and immediately following the adjournment of any annual or special meeting of the shareholders.

Notice of all such regular meetings hereby is dispensed with.

         (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telecopy, telephone or telegraph at such director's business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the fifth day prior to the date fixed for such special meeting. Notice by telecopy, telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

         (c) Adjourned Meetings. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

         (d) Place of Meetings. Meetings of the Board of Directors, both regular and special, may be held within or without the State of Arizona.

         (e) Participation by Telephone. Members of the Board of Directors or any committee may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

         (f) Quorum. At all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors of the entire then authorized Board of Directors or such committee shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. A meeting of the Board of Directors or any committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

         (g) Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee for which notice is required, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.4  Action Without Meeting.
             -----------------------

         Any action required or permitted to be taken by the Board of Directors at any meeting or at any meeting of a committee may be taken without a meeting if all members of the Board of Directors or such committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

SECTION 3.5  Compensation of Directors.
             --------------------------

         Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

SECTION 3.6  Committees of the Board.
             ------------------------

         (a) Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Articles of Incorporation and these Bylaws, shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

         (b) Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         (c) Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of at least two directors, neither of which two directors shall be employees of the Corporation. The Audit Committee shall review the financial affairs and procedures of the Corporation from time to time with management and meet with the auditors of the Corporation to review the financial statements and procedures.

         (d) Executive Committee. There may be an executive committee consisting of at least three members of the Board of Directors elected by the whole Board. Members of the executive committee shall serve at the pleasure of the Board of Directors and each member of the executive committee may be removed with or without cause at any time by the Board of Directors. Vacancies shall be filled by the Board of Directors. The executive committee may exercise the powers of the Board of Directors and the management of the business and affairs of the corporation, but shall not possess any authority prohibited to it by law.

SECTION 3.7 Interested Directors.
            ---------------------

         In addition to the statutory and corporate common law of Arizona, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE IV

                                    OFFICERS

SECTION 4.1  Officers.
             ---------

         (a) Number. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and shall include a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Articles of Incorporation or these Bylaws. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

         (b) Election and Term of Office. The officers shall be elected annually by the Board of Directors at its annual meeting and each officer shall hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

         (c) Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof from time to time.

SECTION 4.2 Chairman of the Board of Directors.
            -----------------------------------

         The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and the Board of Directors and shall have such other power and authority as may from time to time be assigned by the Board of Directors.

SECTION 4.3  Chief Executive Officer.
             ------------------------

         The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors (if a Chairman of the Board has not been elected), and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the general and active management of the business of the Corporation, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

SECTION 4.4  President.
             ----------

         In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

SECTION 4.5  Vice Presidents.
             ----------------

         In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these Bylaws.

SECTION 4.6  Secretary and Assistant Secretaries.
             ------------------------------------

         The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the shareholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 4.7  Treasurer and Assistant Treasurers.
             -----------------------------------

         The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

SECTION 4.8  Non-Executive Staff Officers.
             -----------------------------

         In addition to the executive officer positions which are described in the preceding paragraphs of this Article IV, the Corporation shall have such non-executive staff officer positions as may be created by the Board of Directors, from time to time, which may include, but shall not necessarily be limited to, a Vice-President of Risk Management and a Vice-President of Human Resources and Benefits. Non-executive staff officers will be designated as such in the resolutions of the Board of Directors which create or fill such positions. Non-executive staff officers will not have the power or right to sign documents on behalf of the Corporation, to otherwise bind the corporation as to legal matters, or to otherwise have any of the powers or rights of an executive officer of the Corporation. It is the intent of the Corporation that such restrictions be imposed to vest the day-to-day management of the Corporation solely in the executive officers and not in the non-executive staff officers and, furthermore, to not make the non-executive staff officers executive offers for the purposes of reporting to the United States Securities and Exchange Commission under applicable federal law or the Commission's Rules and Regulations.


                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

SECTION 5.1 Right to Indemnification.
            -------------------------

         Subject to the terms and conditions of this Article V, each officer or director of the Corporation who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit, alternative dispute resolution, inquiry, hearing, investigation, or proceeding, whether civil, criminal, administrative or investigative, including any derivative action (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Arizona Business Corporation Act (the "Act"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided herein with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking in the form then required by the Act (if any), by or on behalf of such indemnitee, with respect to the repayment of amounts so advanced (hereinafter an "undertaking").

SECTION 5.2  Advance of Expenses
             -------------------

         (a) If so requested by an indemnitee in writing, the Corporation shall (subject to the expense advance rules hereinafter described) advance to an indemnitee (an "expense advance") any and all expenses incurred in connection with the investigation and preparation of the indemnitee's participation in any indemnifiable action, whether as a witness or a party, pursuant to these Bylaws. The Corporation shall comply with the indemnitee's written request for an expense advance, and, if required by the Act, make any necessary determination that the facts then known would not preclude indemnification under the Act, within ten (10) business days of receipt of such written request, together with the reimbursement commitment referred to in subparagraph (b) below.

         (b) The obligation of the Corporation to make an expense advance shall be subject to the condition that, if it is ultimately determined (by final judicial determination from which there is no further right to appeal) that there are matters to which indemnitee is not entitled to indemnity under these Bylaws, the Corporation shall be entitled to be reimbursed by indemnitee for all such amounts. Prior to obtaining the initial expense advance, indemnitee shall confirm such reimbursement obligation by delivery to Corporation of a signed undertaking to that effect. Such obligation shall be unsecured, and accepted without reference to financial ability to make repayment.

         (c) Expenses in all cases must be reasonable and comply with existing or future billing procedures of the Company so that the Company can reasonably monitor and audit such expenses. With respect to attorneys' fees, the Company will give reasonable consideration to requests for specific counsel and to requests for the grouping of individuals for joint defense purposes. Any attorney representing more than one individual may be requested to render separate statements to each individual or otherwise allocate billings by individual.

         (d) Expenses include attorneys' fees, court costs, deposition costs, court reporter fees, travel and all other costs, expenses and obligations actually paid to another or incurred in connection with investigating the facts underlying a proceeding, preparing to defend and defending a proceeding or preparing for and participating in a proceeding as a witness, or any of the foregoing expenses incurred on appeal or in an action or other proceeding to enforce indemnitee's rights hereunder, or any other reasonable expenses incurred by indemnitee in participating in any indemnifiable proceeding.

SECTION 5.3 Right of Indemnitee to Bring Suit.
            ----------------------------------

         If a claim under Section 5.1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, or a claim under Section 5.2 of this Article is not paid in full within twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard or conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

SECTION 5.4 Burden of Proof
            ---------------

         In any determination thereunder, suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation. For purposes of these Bylaws, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not payable under these Bylaws or permitted by applicable law.

SECTION 5.5 Specific Limitations on Indemnification.
            ----------------------------------------

         Notwithstanding anything in this Article to the contrary, the Corporation shall not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the Corporation or an affiliate thereof otherwise than pursuant to this Article, (ii) for any expense, liability or loss in connection with a proceeding settled without the Corporation's written consent, which consent, however, shall not be unreasonably withheld, (iii) for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law, or (iv) where prohibited by applicable law.

SECTION 5.6  Contract.
             ---------

         The provisions of this Article shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts. However, nothing contained in these Bylaws is intended to, or shall, create any right to continued employment by the Corporation.

SECTION 5.7 Partial Indemnity.
            ------------------

         If the indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses, liabilities or losses incurred in connection with a proceeding but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Article, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee shall be indemnified against all loss, expense and liability incurred in connection with the portion of the proceeding with respect to which indemnitee was successful on the merits or otherwise.

SECTION 5.8 Non-Exclusivity of Rights.
            --------------------------

         The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any contract, statute, the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 5.9  Insurance.
             ----------

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under law.

SECTION 5.10 Indemnification of Employees and Agents of the Corporation.
             -----------------------------------------------------------

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to such lesser extent as may be determined by the Board of Directors.

SECTION 5.11 Notice by Indemnitee and Defense of Claim.
             ------------------------------------------

         The indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which is may have to the indemnitee otherwise than under this Article V. With respect to any proceedings as to which the indemnitee notifies the Corporation of the commencement thereof:

         (a) The Corporation will be entitled to participate therein at its own expense; and

         (b) The Corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any proceeding (and this Section 5.11 shall be inapplicable to such proceeding) if the indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the indemnitee with respect to such proceeding. After notice from the Corporation to the indemnitee of its election to assume the defense thereof, the Corporation will not be liable to the indemnitee under this Article V for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee shall have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the indemnitee unless:

                  (i) The employment of counsel by the indemnitee has been authorized by the Corporation in writing; or

                  (ii) The Corporation shall not have employed counsel to assume the defense in such proceeding or shall not have assumed such defense and be acting in connection therewith with reasonable diligence;

                  in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

         (c) The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee's written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.1  Certificates for Shares.
             ------------------------

         Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

SECTION 6.2  Classes of Stock.
             -----------------

         (a) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

         (b) Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law or a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 6.3  Transfer.
             ---------

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 6.4  Record Owner.
             -------------

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Arizona.

SECTION 6.5  Lost Certificates.
             ------------------

         The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1  Record Date.
             ------------

         (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

         (b) A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         (c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of the shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Articles of Incorporation or these Bylaws.

SECTION 7.2  Execution of Instruments.
             -------------------------

         The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Articles of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.

SECTION 7.3 Voting of Securities Owned by the Corporation.
            ----------------------------------------------

         All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

SECTION 7.4  Corporate Seal.
             ---------------

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. If a corporate seal is used, the same shall be at the pleasure of the officer affixing seal either (a) a circle having on the circumference thereof the words "Employee Solutions, Inc." and in the center "Incorporated - 1991, Arizona," or (b) a seal containing the words "Corporate Seal" in the center thereof.

SECTION 7.5  Construction and Definitions.
             -----------------------------

         Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Act and the Articles of Incorporation shall govern the construction of these Bylaws.

SECTION 7.6  Amendments.
             -----------

         These Bylaws may be altered, amended or repealed as set forth in the Articles of Incorporation.
                                       21